BY-LAWS
                                       OF
                            THE PENN TRAFFIC COMPANY


                                    ARTICLE I

                                  STOCKHOLDERS

SECTION 1.  ANNUAL MEETING

            The annual meeting of stockholders for the election of directors and for the transaction of any other business that may properly come before the meeting shall be held not later than the last day of June in each calendar year on such date at such hour and at such place or places within or without the State of Delaware as may from time to time be determined by the Board of Directors. Any previously scheduled annual meeting of the stockholders may be postponed by action of the Board of Directors taken prior to the time previously scheduled for such annual meeting.

SECTION 2.  SPECIAL MEETINGS

            At any time in the interval between regular meetings, special meetings of stockholders may be called by the Chairman, or by a majority of the Board of Directors, to be held at such times and at such places within or without the State of Delaware as may be specified in the notices of such meetings. The notice of any special meeting shall state the purpose of the meeting and specify the action to be taken at said meeting and no business shall be transacted thereat except that specifically named in the notice.

SECTION 3.  NOTICE OF MEETING

            Notice of the time and place of every meeting of stockholders shall be delivered personally or mailed at least ten days and not more than sixty days prior thereto to each stockholder of record entitled to vote at his address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting. Meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived by those not present. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.
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SECTION 4.  VOTING

            At all meetings of stockholders any stockholder entitled to vote may vote in person or by proxy. Such proxy or any revocation or amendment thereof, shall be in writing, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary at or before the meeting.

SECTION 5.  QUORUM

            Unless otherwise required by statute or the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), at any annual or special meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum for the transaction of business, but if at any meeting of the stockholders there be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjournment except such as might have been lawfully transacted had the meeting not been adjourned.

SECTION 6.  ACTION AT MEETINGS

            Except as otherwise required by law, the Certificate of Incorporation or these By-laws, a majority of the votes cast at a meeting at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, and the stockholders shall not be entitled to cumulate their votes upon the election of directors, or upon any other matter. Any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

SECTION 7.  PROCEDURE AT MEETINGS

            At each meeting of stockholders, the Chairman of the Board or, in the absence of the Chairman of the Board, such other person as shall be selected by the Board of Directors shall act as Chairman of the meeting. The Chairman of the meeting shall determine the order of business and shall establish rules for the conduct of the meeting.

            The Board of Directors may appoint two or more persons to serve as inspectors of election at any meeting of stockholders. In the absence of such appointment, the Chairman of the meeting may make such appointment. The inspectors of election shall receive, examine and tabulate all ballots and proxies, including proxies filed with the Secretary, shall determine the presence or absence of
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a quorum and shall report to the Chairman of the meeting the result of all voting taken at the meeting by ballot.

SECTION 8.  BUSINESS OF THE MEETING

            At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 8 of Article I. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than thirty (30) days prior to the date of the annual meeting; PROVIDED, HOWEVER, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth in writing as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) a representation that the stockholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (iv) the class and the number of shares of the Corporation's capital stock that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made; and (v) any material interest of such stockholder in such business and any material interest of the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be brought before or conducted at the annual meeting except in accordance with the provisions of this Section 8 of Article I. If the facts so warrant, the Chairman of the meeting shall determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 8 of Article I and, if he shall so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be so transacted.

            At any special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.
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SECTION 9.  NOMINATION OF DIRECTORS

            Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is (a) a stockholder of record at the time of giving of the notice of the nomination, (b) entitled to vote for the election of directors at the meeting and (c) complies with the notice procedures set forth in this
Section 9 of Article I. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than thirty (30) days prior to the date of the meeting; PROVIDED, HOWEVER, that in the event that less than forty (40) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (i) the name and address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder proposing to make the nomination is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(iii) the class and number of shares of the Corporation's capital stock that are owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of the stockholders giving notice, the beneficial owner on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; and (v) as to each person whom such stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected).

            At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of
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                                                                               5

this Section 9 of Article I. The Chairman of the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with this Section 9 of Article I and, if he shall so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 10. ADJOURNMENTS

            Any meeting of stockholders may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the meeting, or by the Chairman of the meeting, or by the Board of Directors.

                                   ARTICLE II

                                    DIRECTORS

SECTION 1.  GENERAL POWERS

            The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2.  NUMBER, QUALIFICATION AND ELECTION

            Directors (other than such directors, if any, as are elected by holders of a series of Preferred Stock of the Corporation voting as a separate class) shall be divided into three classes, which shall be as nearly equal in number as practicable. Unless changed by the Board of Directors pursuant hereto the number of directors shall be six and each class shall consist of two directors. The number of directors and the number of which each class is to consist may be increased or decreased from time to time by a resolution adopted by at least a majority of the Whole Board (as defined in the Certificate of Incorporation); provided that the number of directors may not be less than three; and provided that no decrease in the number of directors shall affect the tenure of office of any existing director. The term of office of the first class shall expire at the 1993 annual meeting of stockholders, the term of office of the second class shall expire at the 1994 annual meeting of stockholders and the term of office of the third class shall expire at the 1995 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1993 annual meeting, the successors of the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the third succeeding annual
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meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

SECTION 3.  VACANCIES

            Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires and until such director's successor shall have been duly elected and qualified.

SECTION 4.  REGULAR MEETINGS

            Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine.

SECTION 5.  SPECIAL MEETINGS

            Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the Chairman of the Board or by any three directors.

SECTION 6.  NOTICE OF MEETING

            Notice of regular meetings of the Board of Directors need not be given.

            Notice of every special meeting of the Board of Directors shall be given to each director, by (a) deposit of such notice in the United States mail at least seventy-two hours before the meeting, or (b) telephone communication directly with such person, the dispatch of a telegraphic communication to his address, or actual delivery to his address, at least forty-eight hours before the meeting. If given to a director by mail, telegraph or actual delivery to his address, such notice shall be sent or delivered to his business or residential address as shown on the records of the Secretary or an Assistant Secretary of the Corporation, or to such other address as shall have been furnished to the Secretary or an Assistant Secretary of the Corporation by him for the purpose. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.
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SECTION 7.  QUORUM; ACTION AT MEETINGS

            A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if, at any meeting of the Board, there be less than a quorum present, the members at the meeting may, without further notice, adjourn the same from time to time until a quorum shall attend. Except as provided herein or in the Certificate of Incorporation or as required by law, a majority of such quorum shall decide any questions that may come before the meeting.

SECTION 8.  PARTICIPATING IN MEETING BY CONFERENCE TELEPHONE

            Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting.

SECTION 9.  ACTION WITHOUT MEETING

            Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any such committee consent thereto in writing and the writing or writings are filed with the minutes or proceedings of the Board of Directors or of such committee.

SECTION 10. RESIGNATIONS

            Any director of the Corporation may at any time resign by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 11. REMOVAL OF DIRECTORS

            Directors may be removed only as provided in Section 4 of Article V of the Certificate of Incorporation.
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                                   ARTICLE III

                      COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1.  ELECTION

            The Board of Directors may appoint an Executive Committee and other committees composed of two or more of its members, and may appoint one of the members of each such committee to the office of chairman thereof. Members of the committees of the Board of Directors shall hold office for a term of one year and until their successors are appointed and qualify or until they shall cease to be directors.

SECTION 2.  POWERS

            Subject to such limitations as may from time to time be established by resolution of the Board of Directors, the Executive Committee shall have any and may exercise all of the powers of the Board of Directors when the Board of Directors is not in session except that it shall have no power to (a) declare dividends, (b) issue stock of the Corporation, (c) recommend to the stockholders any action which requires stockholder approval, (d) alter, amend or repeal any resolution of the Board of Directors relating to the Executive Committee, or (e) take any other action which legally may be taken only by the Board of Directors. Other committees of the Board of Directors shall have such powers as shall be properly delegated to them by the Board of Directors.

SECTION 3.  VACANCIES

            If the office of any member of any committee becomes vacant by death, resignation, or otherwise, such vacancy may be filled from the members of the Board by the Board of Directors.

SECTION 4.  SUBSTITUTE MEMBERS

            In the event that a member of any committee is absent from a meeting of the committee, the members of the committee present at the meeting, whether or not they constitute a quorum, may unanimously appoint another director to act in place of the absent member.

SECTION 5.  MEETINGS AND NOTICE OF MEETINGS

            The Executive Committee shall meet from time to time on call of the Chairman of the Board, or on call of any three or more members of the Executive Committee, for the transaction of any business.
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            Notice of every meeting of the Executive Committee shall be given to each member, by (a) deposit in the mail at least seventy-two hours before the meeting, or (b) telephonic communication directly with such person, the dispatch of a telegraphic communication to his address, or actual delivery to his address, at least forty-eight hours before the meeting. If given to a member by mail, telegraph or actual delivery to his address, such notice shall be sent or delivered to his business or residential address as shown on the records of the Secretary or an Assistant Secretary of the Corporation, or to such other address as shall have been furnished to the Secretary or an Assistant Secretary of the Corporation by him for this purpose. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

            All other committees of the Board of Directors shall meet at such times and upon such notice as they may determine.

SECTION 6.  QUORUM; ACTION AT MEETINGS

            At any meeting of any committee, however called, a majority of the members shall constitute a quorum for the transaction of business. A majority of such quorum shall decide any question that may come before the meeting.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1.  ELECTION AND NUMBER

            The Board of Directors may appoint one of its members as Chairman of the Board and may also appoint one of its members as Vice Chairman-Finance. The Board of Directors shall appoint a President from among the directors, and a Secretary and a Treasurer, who need not be directors. The Board of Directors may also appoint one or more Senior Vice Presidents and/or Vice Presidents, who need not be directors. All officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any two or more offices, except those of Chairman and Vice Chairman-Finance and those of President and Vice President, may, at the discretion of the Board of Directors, be held by the same person. The Board of Directors may from time to time appoint such other officers and agents with such powers and duties as the Board of Directors may prescribe.

SECTION 2.  CHAIRMAN OF THE BOARD

            The Chairman of the Board shall preside at all meetings of the Board of Directors. Subject to the control of the Board of Directors, he shall have supervisory power and authority over the business and affairs of the Corporation and over all of
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its officers. He shall perform such other duties and exercise such other powers as may be assigned to him from time to time by the Board of Directors.

            If the Chairman of the Board is designated by the Board of Directors as the Chief Executive Officer of the Corporation, he shall direct the conduct of the business of the Corporation, subject to the control of the Board of Directors.

SECTION 3.  VICE CHAIRMAN-FINANCE

            In the absence of the Chairman of the Board, the Vice Chairman-Finance shall preside at all meetings of the Board of Directors, and in case no Chairman of the Board shall have been appointed, the Vice Chairman-Finance shall assume the duties and have the powers conferred as above upon the Chairman of the Board. Subject to the control of the Board of Directors, he shall have supervisory power and authority over the financial business and affairs of the Corporation. The Vice Chairman-Finance shall perform such other duties and exercise such other powers as may be assigned to him from time to time by the Board of Directors.

SECTION 4.  PRESIDENT

            Subject to the control of the Board of Directors, the President shall have direct power and authority over the business and affairs of the Corporation. The President shall perform such other duties and exercise such other powers as are usually incident to such office and such other duties and powers as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board or Vice Chairman-Finance. In the absence of both the Chairman of the Board and the Vice Chairman-Finance, the President shall preside at all meetings of the Board of Directors. In case neither a Chairman of the Board nor a Vice Chairman-Finance shall have been appointed, the President shall assume the duties and have the powers conferred as above upon the Chairman of the Board.

            If the Board of Directors designates the President as Chief Executive Officer of the Corporation, he shall direct the conduct of the business of the Corporation, subject to the control of the Board of Directors.

SECTION 5.  SENIOR VICE PRESIDENTS

            The Senior Vice President or Senior Vice Presidents shall perform the duties of the President in his absence or during his disability to act. In addition, the Senior Vice President or Senior Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman-Finance, or the President.
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SECTION 6.  VICE PRESIDENTS

            The Vice President or Vice Presidents shall perform the duties of the Senior Vice President or Senior Vice Presidents in his or their absence or disability to act. In addition, the Vice President or Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman-Finance, the President, or any Senior Vice President having supervisory authority over them.

SECTION 7.  SECRETARY

            The Secretary shall issue notices of meetings, keep minutes of meetings of the Board of Directors and its committees, have charge of the corporate seal, and perform such other duties and exercise such other powers as are usually incident to such office or are properly assigned thereto by the Board of Directors, the Chairman of the Board, the Vice Chairman-Finance, the President or any Senior Vice President or Vice President having supervisory authority over him.

SECTION 8.  TREASURER

            The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies as the Board of Directors or the Executive Committee from time to time shall designate. He shall sign or countersign such instruments as require his signature, shall perform all such duties and have all such powers as are usually incident to such office or are properly assigned to him by the Board of Directors, the Chairman of the Board, the Vice Chairman-Finance, the President, or any Senior Vice President or Vice President having supervisory authority over him, and may be required to give bond for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.

SECTION 9.  CONTROLLER

            The Controller shall be responsible for the accounting policies and practices of the Corporation, maintain its financial records, collect and consolidate the financial results of its subsidiaries and other operating units, prepare its financial reports, determine the amount and source of the funds required to meet its financial obligations, and perform such other duties and exercise such other powers as are usually incident to such office or are properly assigned thereto by the Board of Directors, the Chairman of the Board, the Vice Chairman-Finance, the President, the
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Treasurer, or any Senior Vice President or Vice President having supervisory authority over him.

SECTION 10. ASSISTANT SECRETARY; ASSISTANT TREASURER

            The Board of Directors may appoint one or more assistant secretaries and one or more assistant treasurers, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these By-laws to the Secretary or Treasurer, as the case may be, or as are properly assigned thereto by the Board of Directors, the Chairman of the Board, the Vice Chairman-Finance, the President, the Secretary or Treasurer, as the case may be, or any other officer having supervisory authority over them.

                                    ARTICLE V

                                   FISCAL YEAR

            The fiscal year of the Corporation shall be a 52 or 53 week year ending the Saturday nearest January 31, or on such other day as may be fixed from time to time by the Board of Directors.

                                   ARTICLE VI

                                      SEAL

            The Board of Directors shall provide a suitable seal, containing the full name of the Corporation, which seal shall be in the charge of the Secretary or an Assistant Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE VII

                                      STOCK

SECTION 1.  CERTIFICATES OF STOCK

            Certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed, by the Chairman of the Board, Vice Chairman-Finance, President, a Senior Vice President or a Vice President, and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and sealed with the seal of the Corporation or a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer,
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transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

SECTION 2.  TRANSFERS

            The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock. The Board of Directors may appoint transfer agents and registrars thereof.

SECTION 3.  RECORD DATE; CLOSING OF TRANSFER BOOKS

            The Board of Directors may fix a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of or to vote at a meeting or any adjournment thereof, receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock. The record date may not be more than sixty (60) nor less than ten (10) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

SECTION 4.  LOST CERTIFICATES

            The Board of Directors may determine the conditions upon which a new certificate of stock will be issued to replace a certificate which is alleged to have been lost, stolen, mutilated or destroyed, and the Board of Directors may delegate to any officer of the Corporation the power to make such determinations and to cause such replacement certificates to be issued.

SECTION 5.  WARRANTS

            The foregoing provisions relative to certificates of stock shall also apply to allotment certificates or other certificates or warrants representing rights with respect to stock in the Corporation, which certificates or warrants may be issued from time to time by a vote of the Board of Directors in such form as they may approve.

SECTION 6.  STOCK LEDGER

            The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class
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which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original stock ledger shall be kept at the office of the Corporation's Transfer Agent.

                                  ARTICLE VIII

                                   SIGNATURES

SECTION 1.  NEGOTIABLE INSTRUMENTS

            All checks, drafts, notes, or other obligations of the Corporation shall be signed (a) by any two officers of the Corporation of the rank of Chairman of the Board, Vice Chairman-Finance, President, Senior Vice President or Vice President, (b) by the Chairman of the Board, Vice Chairman-Finance, President, any Senior Vice President or any Vice President and by the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary, or (c) as otherwise authorized by the Board of Directors or the Executive Committee; PROVIDED, HOWEVER, that bonds, debentures or notes issued under a mortgage indenture or trust agreement with a bank or trust company as trustee and coupons attached or pertaining to any such bonds, debentures or notes may be executed manually or by facsimile.

SECTION 2.  STOCK TRANSFERS

            All endorsements, assignments, transfers, stock powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation (a) by any two officers of the Corporation of the rank of Chairman of the Board, Vice Chairman-Finance, President, Senior Vice President or Vice President, or (b) by the Chairman of the Board, Vice Chairman-Finance, President, any Senior Vice President or any Vice President, and by the Secretary or an Assistant Secretary, or (c) as otherwise authorized by the Board of Directors.

                                   ARTICLE IX

                          WAIVER OF NOTICE OF MEETINGS

SECTION 1. STOCKHOLDERS

            Notice of the time, place and/or purpose of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in a writing filed with the records of the meeting, either before or after the holding thereof, waive notice of any stockholders' meeting, notice thereof need not be given to him.

SECTION 2.  DIRECTORS

            Notice of any meeting of the Board of Directors or of any committee thereof need not be given to any director if he shall attend such meeting in person, or shall in a writing filed with the records of the meeting, either before or after the holding thereof, waive such notice; and any meeting of the Board of Directors or of any committee thereof shall be a legal meeting without any notice thereof having been given if all such directors shall be present at such meeting.

                                    ARTICLE X

                                VOTING OF STOCKS

            Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Vice Chairman-Finance, the President, any Senior Vice President or any Vice President of the Corporation shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which this Corporation may hold stock and at such meeting may exercise any or all rights and powers incident to the ownership of such stock and which as owner thereof the Corporation might exercise if present, and to execute on behalf of the Corporation a proxy or proxies empowering others to act as aforesaid. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE XI

                               CHECKS, NOTES, ETC.

            All checks on the Corporation's bank accounts and all drafts, bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such person or persons as shall be authorized to do so from time to time by the Board of Directors or by the committee or officer or officers of the Corporation to whom the Board shall have delegated the power to authorize such signing; PROVIDED, HOWEVER, that the signature of any person so authorized on checks and drafts drawn on the Corporation's dividend and special accounts may be in facsimile if the Board of Directors or such committee or officer or officers, whichever shall have authorized such person to sign such checks or drafts, shall have authorized such person to sign in facsimile, and provided further that in case notes or other instruments for the payment of money (other than notes, bonds or debentures issued under a trust instrument of the Corporation) are required to be signed by two persons, the signature thereon of only one of the persons signing any such note or other instrument may be in facsimile, and that in the case of notes, bonds or debentures issued under a trust instrument of the Corporation and required to be signed by two officers of the Corporation, the signatures of both such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the Corporation and if such notes, bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument and provided further that in case any person or persons who shall have signed any such note or other instrument, either manually or in facsimile, shall have ceased to be a person or persons so authorized to sign any such note or other instrument, whether because of death or by reason of any other fact or circumstance, before such note or other instrument shall have been delivered by the Corporation, such note or other instrument may, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who so signed such note or other instrument had not ceased to be such a person or persons.

                                   ARTICLE XII

                                     OFFICES

            The Corporation may have offices in addition to the registered office specified in the Certificate of Incorporation within or without the State of Delaware at such places as shall be determined from time to time by the Board of Directors.

                                  ARTICLE XIII

                                   AMENDMENTS

            Any By-law may be adopted, repealed, altered or amended by the affirmative vote of a majority of the Whole Board (as defined in the Certificate of Incorporation) at any meeting thereof. The stockholders of the Corporation shall also have the power to amend, alter or repeal any provision of these By-laws but only to the extent and in the manner provided in the Certificate of Incorporation.

As amended April 2, 1996

                      AMENDED AND RESTATED BY-LAWS

                                   OF

                        THE PENN TRAFFIC COMPANY

                        (A DELAWARE CORPORATION)


                               ARTICLE 1

                              DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

      1.1   "Assistant Secretary" means an Assistant Secretary of the
            Corporation.

      1.2   "Assistant Treasurer" means an Assistant Treasurer of the
            Corporation.

      1.3   "Audit Committee" means the Audit Committee of the Board.

      1.4   "Board" means the Board of Directors of the Corporation.

      1.5 "Business Day" means any day which is not a Saturday, a Sunday or a day on which banks are authorized to close in the City of New York.

      1.6 "By-laws" means the amended and restated by-laws of the Corporation, as amended from time to time.

      1.7 "Certificate of Incorporation" means the amended and restated certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

      1.8 "Chairman of the Board" means the Chairman of the Board of Directors of the Corporation.

      1.9 "Chairman of the Executive Committee" means the Chairman of the Executive Committee of the Board of Directors of the Corporation.

      1.10 "Chief Financial Officer" means the Chief Financial Officer of the Corporation.

      1.11 "Compensation and Stock Option Committee" means the Compensation and Stock Option Committee of the Board.

      1.12  "Corporation" means The Penn Traffic Company.

      1.13  "Directors" means directors of the Corporation.

      1.14 "Entire Board" means all directors of the Corporation in office, whether or not present at a meeting of the Board, but disregarding vacancies.

      1.15  "Executive Committee" means the Executive Committee of the Board.

      1.16 "General Corporation Law" means the General Corporation Law of the State of Delaware, as amended from time to time.

      1.17 "Office of the Corporation" means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

      1.18  "President" means the President of the Corporation.

      1.19  "Secretary" means the Secretary of the Corporation.

      1.20  "Stockholders" means stockholders of the Corporation.

      1.21  "Treasurer" means the Treasurer of the Corporation.

      1.22 "Vice Chairman of the Board" means the Vice Chairman of the Board of Directors of the Corporation.

      1.23 "Vice Chairman of the Executive Committee" means the Vice Chairman of the Executive Committee of the Board of Directors of the Corporation.

      1.24  "Vice President" means a Vice President of the Corporation.

                                    ARTICLE 2

                                  STOCKHOLDERS

      2.1 PLACE OF MEETINGS. Every meeting of Stockholders shall be held at the office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

      2.2 ANNUAL MEETING. A meeting of Stockholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such business day in each year as may be determined by resolution adopted by affirmative vote of a majority vote of the Entire Board and designated in the notice of meeting, provided, however, that each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.

      2.3 DEFERRED MEETING FOR ELECTION OF DIRECTORS, ETC. If the annual meeting of Stockholders for the election of Directors and the transaction of other business is not held on the date designated therefor or at any adjournment of a meeting convened on such date, the Board by resolution adopted by affirmative vote of a majority vote of the Entire Board, shall call a meeting of Stockholders for the election of Directors and the transaction of other business as soon thereafter as convenient.

      2.4 SPECIAL MEETINGS. A special meeting of Stockholders, unless otherwise prescribed by statute, may be called at any time by the Board, the Chairman of the Board or by the President, and shall be called by the President or Secretary at the request, in writing, of any two or more Directors then serving or of the Stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote. Any such request shall state the purpose of the proposed meeting. At any special meeting of Stockholders, no business may be transacted other than (i) such business stated in the notice thereof given pursuant to Section 2.6 hereof or in any waiver of notice thereof given pursuant to Section 2.7 hereof (in a form prepared by the Secretary) or
(ii) such business as is related to the purpose or purposes of such meeting and which is properly brought before the meeting by or at the direction of the Board.

      2.5 FIXING RECORD DATE. For the purpose of (a) determining the Stockholders entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof or (ii) to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall not be (x) in the case of clause (a)(i) above, more than sixty nor less than ten days before the date of such meeting and (y) in the case of clause (a)(ii) or (b) above, more than sixty days prior to such action. If no such record date is fixed:

            2.5.1 the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

            2.5.2 the record date for determining Stockholders for any purpose other than those specified in Section 2.5.1 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

      2.6 NOTICE OF MEETINGS OF STOCKHOLDERS. Except as otherwise provided in
Section 2.7 hereof, whenever under the provisions of any statute, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by any statute, the Certificate of Incorporation or these By-laws, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each Stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.6 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

      2.7 WAIVERS OF NOTICE. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the Stockholder or Stockholders entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

      2.8 LIST OF STOCKHOLDERS. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder's agent or attorney, at the Stockholder's expense, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The Corporation shall maintain the list of Stockholders in written form or in another form capable of conversion into written form within a reasonable time. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

      2.9 QUORUM OF STOCKHOLDERS; ADJOURNMENT. Except as otherwise provided by any statute, the Certificate of Incorporation or these By-laws, the holders of a majority of all outstanding shares of stock entitled to vote at any meeting of Stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of Stockholders, it is not broken by the subsequent withdrawal of any Stockholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

      2.10 VOTING; PROXIES. Unless otherwise provided in the Certificate of Incorporation, every Stockholder of record shall be entitled at every meeting of Stockholders to one vote for each share of capital stock standing in his or her name on the record of Stockholders determined in accordance with Section 2.5 hereof. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, each reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the Corporation are entitled to vote such shares. Holders of redeemable shares of stock are not entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem the stocks has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares of stock. At any meeting of Stockholders (at which a quorum was present to organize the meeting), all matters which may be properly considered at such meeting, except as otherwise provided by statute or by the Certificate of Incorporation or by these By-laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. Directors may be elected either by written ballot or by voice vote. In voting on any other question on which a vote by ballot is required by law or is demanded by any

Stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the Stockholder voting or the Stockholder's proxy and shall state the number of shares voted. On all other questions, the voting may be by voice vote. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with
Section 212 of the General Corporation Law. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

      2.11 VOTING PROCEDURES AND INSPECTORS OF ELECTION AT MEETINGS OF STOCKHOLDERS. The Board, in advance of any meeting of Stockholders, shall appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise.

      2.12 CONDUCT OF MEETINGS. (a) At each meeting of Stockholders, the Chairman of the Board, or if there is no Chairman of the Board or if there be one and the Chairman of the Board is absent, the Vice Chairman of the Board, or if there is no Vice Chairman of the Board or if there be one and the Vice Chairman of the Board is absent, the Chairman of the Executive Committee, or if there is no Chairman of the Executive Committee or if there be one and the Chairman of the Executive Committee is absent, the Vice Chairman of the Executive Committee, or if there is no Vice Chairman of the Executive Committee or if there be one and the Vice Chairman of the Executive Committee is absent, the President, or if there is no President or if there be one and the President is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on time served in such office, present), shall act as chairman of the meeting. The Secretary, or in his or her absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

      (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board may be made (i) by or at the direction of the Board,
(ii) by any nominating committee or person appointed by the Board or (iii) by any Stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the provisions of the following paragraph (persons nominated in accordance with (iii) above are referred to herein as "Stockholder nominees").

      In addition to any other applicable requirements, all nominations of Stockholder nominees must be made by written notice given by or on behalf of a Stockholder of record of the Corporation (the "Notice of Nomination"). The Notice of Nomination must be delivered personally to, or mailed to, and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary. To be timely, Notice of Nomination must have been received by the Secretary of the Corporation (a) in the case of an annual meeting, not less than 60 nor more than 90 days in advance of the first anniversary of the previous year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, the Notice of Nomination to be timely must have been received by the Secretary of the Corporation no later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made; and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the fifth day following such public announcement. Each such notice shall set forth: (i) the name and address, as they appear on the Corporation's books, of the Stockholder who intends to make the nomination and the name(s) and address(es) of the person or persons to be nominated; (ii) a representation that the Stockholder is a holder of record of shares of the Corporation and the number and class so held and will be entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) the class and number of shares of the Corporation that are beneficially owned by the Stockholder; (iv) a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder; (v) such other information regarding each nominee proposed by such Stockholder as would be required to be included in a definitive proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the consent of each nominee to serve as a director of the Corporation, if so elected. In addition, the Stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these

By-laws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.12(b). Notwithstanding the foregoing provisions of this By-law, a Stockholder shall also comply with all applicable requirements of the Exchange Act (as hereinafter defined) and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances. Except as otherwise required by law, the chairman of any meeting of Stockholders shall have the power and duty (i) to determine whether a nomination was made in accordance with the requirements set forth in this By-law and (ii) if any proposed nomination was not made in compliance with this By-law, to declare that such defective nomination shall be disregarded.

      (c) At any meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of Stockholders, (i) business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a Stockholder in accordance with the terms of the following paragraph (business brought before the meeting in accordance with (iii) above is referred to as "Stockholder business").

      In addition to any other applicable requirements, all proposals of Stockholder business must be made by written notice given by or on behalf of a Stockholder of record of the Corporation (the "Notice of Business"). To be timely, a Stockholder's notice must have been received by the Secretary of the Corporation not less than 60 nor more than 90 days in advance of the first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must have been received no later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. Such Notice of Business shall set forth (i) the name and record address of the Stockholder proposing such Stockholder business; (ii) a representation that the Stockholder is a holder of record of shares of the Corporation and the number and class so held and will be entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (iii) the class and number of shares of the Corporation that are beneficially owned by the Stockholder; (iv) a brief description of the Stockholder business desired to be brought before the annual meeting and the reasons for conducting such Stockholder business at the annual meeting, and; (v) any material interest of the Stockholder in such Stockholder business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting of Stockholders except in accordance with the procedures set forth in this Section 2.12(c), provided, however, that nothing in this Section 2.12(c) shall be deemed to preclude discussion by any Stockholder of any business properly brought before the annual meeting in accordance with said procedure. In addition, the Stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Only such business shall be conducted at any annual meeting of Stockholders as shall have been brought before such meeting in accordance with the requirements set forth in this By-law. Notwithstanding the foregoing provisions of this By-law, a Stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of any Stockholder to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act. Except as otherwise required by law, the chairman of any annual meeting of Stockholders shall have power and duty (i) to determine whether any business proposed to be brought before the meeting was brought in accordance with the requirements set forth in this By-law and (ii) if any proposed business was not brought in compliance with this By-law to declare that such defective proposal shall be disregarded. For purposes of this By-law and the next preceding By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or any comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      2.13 ORDER OF BUSINESS. The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

      2.14 ACTION BY STOCKHOLDERS. Any action required or permitted by the General Corporation Law to be taken at any annual or special meeting of Stockholders of the Corporation may be taken without a meeting if Stockholders holding a majority of the voting shares consent thereto in writing, and the writing or writings are filed with the minutes of meetings of Stockholders.

                                    ARTICLE 3

                                    DIRECTORS

      3.1 GENERAL POWERS. Except as otherwise provided in the Certificate of Incorporation or these By-laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these By-laws, the Board may exercise all powers and perform all acts that are not required, by these By-laws or the Certificate of Incorporation or by statute, to be exercised and performed by the Stockholders.

      3.2 NUMBER; QUALIFICATION; TERM OF OFFICE. The Board shall consist of not less than 2 or more than 10 members. Until another number is fixed by Board or stockholders in accordance with the next following sentence, the Board shall consist of 10 members. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by resolution adopted at any meeting of the stockholders or by a majority of the entire Board then in office, whether on not present at a meeting. The term of office of each director shall expire at the first annual meeting of Stockholders of the Corporation next following the director's election. The Board shall elect a Chairman of the Board who will serve as a non-executive Chairman of the Board.

      3.3 ELECTION. Directors shall, except as otherwise required by statute or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of Stockholders by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election.

      3.4 NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Unless otherwise provided in the Certificate of Incorporation, newly created Directorships resulting from any increase in the authorized number of Directors and vacancies occurring in the Board for any other reason, may be filled by a resolution adopted at any meeting of the stockholders or by the affirmative votes of a majority of the entire Board, although less than a quorum, or by a sole remaining Director, and Directors so chosen shall hold office for a term expiring at the next following annual meeting of Stockholders, or, in each case until their respective successors are duly elected and qualified, or until the respective Directors' earlier death, resignation or removal.

      3.5 RESIGNATION. Any Director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

      3.6 REMOVAL. Any one or more or all of the Directors may be removed, at any time, with or without cause by the Stockholders having at least a majority in voting power of the then issued and outstanding shares of capital stock of the Corporation.

      3.7 COMPENSATION. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

      3.8 TIMES AND PLACES OF MEETINGS. The Board may hold meetings, both regular and special, either within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.

      3.9 ANNUAL MEETINGS. On the day when and at the place where the annual meeting of Stockholders for the election of Directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 hereof for special meetings of the Board or in a waiver of notice thereof.

      3.10 REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.

      3.11 SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the Vice Chairman of the Executive Committee, the President or the Secretary or by any two or more Directors then serving on at least one day's notice to each Director given by one of the means specified in Section
3.14 hereof other than by mail, or on at least three business days' notice if given by mail. Special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of any two or more of the Directors then serving.

      3.12 TELEPHONE MEETINGS. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.12 shall constitute presence in person at such meeting.

      3.13 ADJOURNED MEETINGS. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least one day's notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.14 hereof other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

      3.14 NOTICE PROCEDURE. Subject to Sections 3.11 and 3.15 hereof, whenever, under the provisions of any statute, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director's address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telex, telecopy or similar means addressed as aforesaid.

      3.15 WAIVER OF NOTICE. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these By-laws.

      3.16 ORGANIZATION. At each meeting of the Board, the Chairman of the Board, or in the absence of the Chairman of the Board, the Chairman of the Executive Committee, or in the absence of the Chairman of the Board the President, or in the absence of the President a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

      3.17 QUORUM OF DIRECTORS. The presence in person of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, but a majority of a smaller number may adjourn any such meeting to a later date.

      3.18 ACTION BY MAJORITY VOTE. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

      3.19 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      3.20 The power to make, alter or repeal these By-laws, and to adopt any new By-law, shall be vested solely in the stockholders. The power to make, alter or repeal these By-laws, and to adopt any new By-law, shall not be vested in the Board of Directors.

                                    ARTICLE 4

                             COMMITTEES OF THE BOARD

      4.1 COMMITTEES. The Board may, by resolution passed by a vote of the entire Board, designate one or more committees of the Board, each committee to consist of one or more of the Directors of the Corporation and shall designate the following committees of the Board, each committee to consist of one or more of the Directors of the Corporation:

            (a) EXECUTIVE COMMITTEE. An Executive Committee of the Board to manage the business of the Company and such Executive Committee shall have all of the authority customarily delegated to the senior executive officers of a corporation, subject to oversight of the entire Board. The positions of Chairman of the Executive Committee and Vice-Chairman of the Executive Committee will be senior executive officer positions of the Corporation. The Corporation's Chief Executive Officer will report to the Chairman of the Executive Committee on all matters under the authority of the Executive Committee. During the term of the Management Agreement dated as of the date hereof, among the Corporation, Hirsch & Fox, L.L.C., Gary D. Hirsch and Martin A. Fox, as from time to time supplemented, amended or modified, the members of the Executive Committee shall consist of Gary D. Hirsch (Chairman of the Executive Committee), Martin A. Fox (Vice Chairman of the Executive Committee) and the President of the Corporation.

            (b) AUDIT COMMITTEE. An Audit committee to be composed solely of independent Directors responsible for reviewing the Company's financial statements and the selection of the Corporation's independent auditors.

            (c) COMPENSATION AND STOCK OPTION COMMITTEE. A Compensation and Stock Option Committee to be composed solely of independent Directors that will approve all officer compensation arrangements and grants of stock options under the Company's equity incentive program, taking into account, in each case, the recommendations of the Executive Committee.

      4.2 ALTERNATE COMMITTEE MEMBERS. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board passed as aforesaid, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority of the Board in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under section 251 or section 252 of the General Corporation Law, recommending to the Stockholders (a) the sale, lease or exchange of all or substantially all of the Corporation's property and assets, or (b) a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution designating it expressly so provides, no such committee shall have the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to
Section 253 of the General Corporation Law. Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these By-laws.

      4.3 COMMITTEE MINUTES. The committees shall keep regular minutes of their proceedings and report the same to the Board.

                                    ARTICLE 5

                                    OFFICERS

      5.1 POSITIONS. The officers of the Corporation shall be a President, a Secretary, a Treasurer or a Chief Financial Officer and such other officers as the Board may appoint, including a Chairman of the Board, Vice Chairman of the Board, a Chairman of the Executive Committee, a Vice Chairman of the Executive Committee, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.

      5.2 APPOINTMENT. The officers of the Corporation shall be chosen by the Board at its annual meeting or at such other time or times as the Board shall determine.

      5.3 COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

      5.4 TERM OF OFFICE. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the entire Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

      5.5 FIDELITY BONDS. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

      5.6 CHAIRMAN OF THE BOARD. The Chairman of the Board, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board. The Chairman of the Board shall not be an executive officer of the Corporation.

      5.7 VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if one shall have been appointed, shall, in the absence of the Chairman of the Board, preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

      5.8 CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee shall be the most senior executive officer of the Corporation and shall, together with the other members of the Executive Committee, have general supervision over the business of the Corporation, subject to the oversight of the Board only. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee. The Chairman of the Executive Committee may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or these By-laws to some other officer or agent of the Corporation or shall be required by statute or otherwise to be signed or executed and, in general, the Chairman of the Executive Committee shall perform all duties that are customarily delegated to senior executive officers of a corporation and such other duties as may from time to time be assigned to the Chairman of the Executive Committee by the Board that are consistent with his position.

      5.9 VICE CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Vice Chairman of the Executive Committee shall be a member of the Executive Committee and shall, together with the other members of the Executive Committee have general supervision over the business of the Corporation, subject to the oversight of the Chairman of the Executive Committee and the Board. The Vice Chairman of the Executive Committee shall preside at all meetings of the Executive Committee at all meetings of the Executive Committee at which the Chairman of the Executive Committee (if there is one) is not present. The Vice Chairman of the Executive Committee may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board, the Executive Committee or these By-laws to some other officer or agent of the Corporation or shall be required by statute or otherwise to be signed or executed and, in general, the Vice Chairman of the Executive Committee shall perform all duties that are customarily delegated to senior executive officers of a corporation and such other duties as may from time to time be assigned to the Vice Chairman of the Executive Committee Chairman by the Executive Committee that are consistent with his position.

      5.10 PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and the Executive Committee. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by the Board and the Executive Committee.

      5.11 VICE PRESIDENTS. At the request of the President, or, in the President's absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by, statute otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board or by the President.

      5.12 SECRETARY. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or by the President.

      5.13 TREASURER OR CHIEF FINANCIAL OFFICER. The Treasurer or Chief Financial Officer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer or Chief Financial Officer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the President or the Board shall require the Treasurer or Chief Financial Officer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer or Chief Financial Officer of a corporation and such other duties as may from time to time be assigned to the Treasurer or Chief Financial Officer by the Board or the President.

      5.14 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the

Secretary or by the Treasurer or Chief Financial Officer, respectively, or by the Board or by the President.

                                    ARTICLE 6

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

      6.1 EXECUTION OF CONTRACTS. The Board, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

      6.2 LOANS. The Board may prospectively or retroactively authorize the President or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

      6.3 CHECKS, DRAFTS, ETC. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

      6.4 DEPOSITS. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

                                    ARTICLE 7

                               STOCK AND DIVIDENDS

      7.1 CERTIFICATES REPRESENTING SHARES. The shares of capital stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or Chief Financial Officer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

      7.2 TRANSFER OF SHARES. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its Stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

      7.3 TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

      7.4 LOST, DESTROYED STOLEN AND MUTILATED CERTIFICATES. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

      7.5 RULES AND REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

      7.6 RESTRICTION ON TRANSFER OF STOCK. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of Stockholders or among such Stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

      7.7 DIVIDENDS, SURPLUS, ETC. Subject to the provisions of the Certificate of Incorporation and of law, the Board:

            7.7.1 may declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as it, in its discretion, shall deem advisable giving due consideration to the condition of the affairs of the Corporation;

            7.7.2 may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness; and

            7.7.3 may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

                                    ARTICLE 8

                                 INDEMNIFICATION

      8.1 INDEMNITY UNDERTAKING. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving as a director, officer, employee or agent or in any other capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity") while serving as a Director or officer of the Corporation, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent specified by the Board at any time and to the extent not prohibited by law, the Corporation may indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving as a director, officer, employee or agent or in any other capacity at the request of the Corporation for any Other Entity, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      8.2 ADVANCEMENT OF EXPENSES. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there

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is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

      8.3 RIGHTS NOT EXCLUSIVE. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these By-laws, any agreement (including any policy of insurance purchased or provided by the Corporation under which directors, officers, employees and other agents of the Corporation are covered), any vote of Stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

      8.4 CONTINUATION OF BENEFITS. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

      8.5 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 8, the Certificate of Incorporation or under section 145 of the General Corporation Law or any other provision of law.

      8.6 BINDING EFFECT. The provisions of this Article 8 shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Article 8 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be, and shall be legally bound. No repeal or modification of this Article 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

      8.7 PROCEDURAL RIGHTS. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. Neither the failure of the Corporation (including its Board, its independent legal counsel and its Stockholders) to have made a determination prior to the commencement of such action that such

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

indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its Stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

      8.8 SERVICE DEEMED AT CORPORATION'S REQUEST. Any Director or officer of the Corporation serving in any capacity in (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

      8.9 ELECTION OF APPLICABLE LAW. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; PROVIDED, HOWEVER, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                                    ARTICLE 9

                                BOOKS AND RECORDS

      9.1 BOOKS AND RECORDS. There shall be kept at the principal office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the Stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all Stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

      9.2 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so

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

kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

      9.3 INSPECTION OF BOOKS AND RECORDS. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the Stockholders for inspection.

                                   ARTICLE 10

                                      SEAL

      The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE 11

                                   FISCAL YEAR

      The fiscal year of the Corporation shall end on the Saturday closest to January 31 of each year, and may be changed by resolution of the Board.

                                   ARTICLE 12

                              PROXIES AND CONSENTS

      Unless otherwise directed by the Board, the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer or Chief Financial Officer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation. Any such officer may appoint such person or persons as the officer shall deem proper to (a) represent and vote the shares or other ownership interests so owned by the Corporation at any and all meetings of holders of shares or other ownership interests of such Other Entity, whether general or special, and (b) execute and deliver consents respecting such shares or other ownership interests. Any such officer may also attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

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

                                   ARTICLE 13

                                EMERGENCY BY-LAWS

      Unless the Certificate of Incorporation provides otherwise, the following provisions of this Article 13 shall be effective during an emergency, which is defined as when a quorum of the Corporation's Directors cannot be readily assembled because of some catastrophic event. During such emergency:

      13.1 NOTICE TO BOARD MEMBERS. Any one member of the Board or any one of the following officers: Chairman of the Board, President, any Vice President, Secretary, or Treasurer or Chief Financial Officer, may call a meeting of the Board. Notice of such meeting need be given only to those Directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

      13.2 TEMPORARY DIRECTORS AND QUORUM. One or more officers of the Corporation present at the emergency Board meeting, as is necessary to achieve a quorum, shall be considered to be Directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the Directors are present (including any officers who are to serve as Directors for the meeting), those Directors present (including the officers serving as Directors) shall constitute a quorum.

      13.3 ACTIONS PERMITTED TO BE TAKEN. The Board as constituted in Section 13.2, and after notice as set forth in Section 13.1 may:

            13.3.1 prescribe emergency powers to any officer of the Corporation;

            13.3.2 delegate to any officer or Director, any of the powers of the
                   Board;

            13.3.3 designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

            13.3.4 relocate the principal place of business, or designate successive or simultaneous principal places of business; and

            13.3.5 take any other convenient, helpful or necessary action to carry on the business of the Corporation.

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                                   ARTICLE 14

                                   AMENDMENTS

      Any By-laws may be adopted, amended or repealed by a vote of the Stockholders having at least a majority in voting power of the then issued and outstanding shares of capital stock of the Corporation.


Amended and Restated as of _________ __, 1999.

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